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                                                                    Exhibit 10.9


                               EXECUTIVE RISK INC.

                           IPO STOCK COMPENSATION PLAN


         1.       PURPOSE OF THE PLAN.

                  The purpose of this Executive Risk Inc. IPO Stock Compensation Plan (the "Plan") is to reward successful management of Executive Risk Inc. (the "Company") and its Subsidiaries and to attract and retain, and encourage superior performance by, the key employees upon which the continued growth and profitability of the Company depend by offering special incentives in the form of cash awards and options to purchase common stock upon the closing of an initial public offering ("IPO") or Change in Control (as defined below), for the benefit of those officers and key employees of the Company and its Subsidiaries who will be largely responsible for such growth.

         2.       DEFINITIONS.

                  (a) Award - Any award granted to a Participant pursuant to
Section 6 of the Plan.

                  (b) Beneficiary - Any person who may, under a Participant's will or under the laws of descent and distribution, including the Participant's personal representative, succeed to the Participant's right to receive any Award or exercise any Option by reason of the Participant's death. For purposes of
Section 12 of the Plan, a Participant's Beneficiary shall be the Beneficiary named by the Participant on a form provided by the Company
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for this purpose or for purposes of the Company's life insurance program, as determined by the Board.

                  (c) Board - The Company's Board of Directors.

                  (d) Employee - Any person, including any officer, employed by the Company of any Subsidiary of the Company (and not including any member of the Board who is not also an Employee of the Company or any Subsidiary).

                  (e) Employment - The time period during which any individual is an Employee.

                  (f) Option - A Participant's right to purchase one or more shares of Stock, as granted and determined in accordance with the provisions of the Plan.

                  (g) Participant - An Employee who participates in the Plan under Section 4 hereof.

                  (h) Permanent and Total Disability - The inability of a Participant to engage in his normal employment activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months.

                  (i) Share Units - The notional shares, assigned by the Board to each Participant, which shall provide the basis on which Awards are made in accordance with Section 6.

                  (j) Share Value - The value attributed to each share of Stock for purposes of determining the amount of any Award (including the exercise price of an Option), as provided in Section 8.


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                  (k) Stock - The Company's $0.01 par value common stock.

                  (l) Subsidiary - Any corporation of which 50 percent or more of the combined voting power of all classes of stock is owned by the Company or a Subsidiary.

                  (m) Triggering Event - The occurrence of an IPO or Change in Control, as defined in Section 7.

         3.       ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Board. Membership on the Board shall in no way affect the eligibility of a member for participation in the Plan; provided, however, that no such member of the Board shall participate in any decision affecting solely his interest or participation in the Plan.

                  (b) Decisions and determinations by the Board shall be final and binding upon all parties, including stockholders, Participants, Beneficiaries and other Employees. The Board shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan; provided, however that the Board shall not have the authority to make any determination that changes the identity of Participants in the Plan or that changes the timing, pricing or amount of any Award made under the Plan.


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                  (c) The Board shall have the authority to delegate to a
committee any of its powers or authority under the Plan.

         4.       PARTICIPATION.

                  The number of Share Units granted to each Participant shall be equal to the number of Share Units originally allocated to the Participant under the Executive Re Inc. IPO Stock Compensation Plan, adjusted to reflect the 1 to 10 exchange ratio upon which shares of common stock of Executive Re Inc. are exchanged for shares of Stock pursuant to the transaction in which Executive Re Inc. becomes a Subsidiary. No additional Share Units shall be granted under the Plan.

         5.       EFFECTIVE DATE.

                  The Plan shall become effective upon its adoption by the Board and approval by the Company's stockholders.

         6.       AWARDS.

                  Awards under the Plan shall consist of a Cash Payment component and, in the event of an IPO, a Stock Option grant component. Any Participant who has been allocated Share Units under the Plan and who is still an Employee on the date of a Triggering Event (which occurs prior to January 1, 1996) shall be entitled to receive an Award, subject to the provisions of
Section 12 below, as follows:

                  (a) If the Triggering event is an IPO, the Participant's Award shall consist of:


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                  (i)  a Cash Payment, in an amount equal to the product of 1/3
(one-third) of the number of Share Units he has been allocated times the Share Value (in effect at the time of the Triggering Event pursuant to Section 8 hereof), payment of which shall be made in a lump-sum cash payment within 30 days of the Triggering Event; and

                  (ii) two Options, one of which shall be granted on the first anniversary date of the Triggering Event and the second of which shall be granted on the second anniversary date of the Triggering Event. Each Option shall permit the Participant (or his Beneficiary in the event of his death after the Triggering Event) to purchase a number of shares of Stock equal to 10/7 (one and three-sevenths) times 1/3 (one-third) of the number of Share Units he has been allocated, for a per share purchase price equal to 3/10 (three-tenths) times the applicable Share Value under subsection 8(c)(ii) below.

                  (b) If the Triggering Event is a Change in Control, a Participant's Award shall consist of a Cash Payment, in an amount equal to the product of the number of Share Units he has been allocated times the Share Value, payment of which shall be made in a lump-sum cash payment within 30 days of the Triggering Event.

                  Notwithstanding anything elsewhere in the Plan to the contrary, if the Employment of a Participant who has been allocated Share Units under the Plan is terminated for any reason (including death or Permanent and Total


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Disability) prior to the occurrence of a Triggering Event, he shall not be entitled to receive any Award.

         7.       TRIGGERING EVENTS.

                  A Triggering Event shall be deemed to have occurred upon either:

                  (a) the closing of an initial public offering of the Stock, if any; or

                  (b) a Change in Control of the Company. For purposes of this Section, a Change in Control shall be deemed to have occurred if and when:

                  (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted in whole or in part into cash, securities or other property as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases or otherwise. However, the occurrence described in this paragraph (i) shall only constitute a Change in Control if any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall be or become, immediately after the merger, the beneficial


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                           owner (within the meaning of Rule 13d-3 under the
                           Exchange Act) of securities of the surviving corporation representing more than 50% of the combined voting power of the surviving corporation's then-outstanding securities (on a fully diluted basis) ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors (the "Acquiring Party"); or

             (ii) there shall be consummated any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets or business of the Company or ERIC Reinsurance Company; or

            (iii) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or a Subsidiary thereof or (B) any employee benefit plan sponsored by the Company or a Subsidiary thereof or (C) any person who is on the date hereof a holder or an affiliate (as defined in Rule 12b-2 under the Exchange Act) of a holder of any equity securities of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the


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                           Company representing more than 25% of the combined
                           voting power of the Company's then-outstanding securities (on a fully diluted basis) ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases or otherwise;

provided, however, that, if any person who is on the date hereof a holder or an affiliate of a holder of any equity securities of the Company becomes the Acquiring Party under subparagraph (i), or the acquiror of all or substantially all of the assets or business of the Company under subparagraph (ii), or in the event of an occurrence described in subparagraph (iii) of this paragraph (b), a Change in Control shall be deemed to have occurred only if the Company had achieved a Return on Equity of 7% or more for the four calendar quarters immediately preceding the Change in Control. For purposes of this Section, the term "Return on Equity" shall mean the Company's GAAP Income as reported in the consolidated financial statements of the Company and its Subsidiaries divided by the GAAP shareholders' equity as reported in such statements.

         8.       SHARE VALUE.

                  For purposes of determining the amount of a Cash Payment under subsections 6(a)(i) or 6(b) above and the


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exercise price for an Option under subsection 6(a)(ii) above, the Share Value for each share of Stock shall be:

                  (a) in the event of a Change in Control which involves the sale of Stock for a single cash purchase price, the gross per share price of such sale;

                  (b) in the event of a Change in Control which does not involve the sale of Stock for a single cash purchase price, a price equal to the per share value of each share as determined on an equitable basis by the Board at the time of such Change in Control or as soon as practicable thereafter; or

                  (c) in the event of an IPO, (i) for purposes of determining the amount of the Cash Payment, the average per share price (net of any fees or commissions payable to underwriters in connection with the IPO) at which shares of the Stock were sold by the Company and (ii) for purposes of determining the exercise price for an Option granted under subsection 6(a)(ii) above, the average closing price of a share of Stock for the 30-day period immediately preceding the date on which the Option is granted.

         9.       EXERCISE OF OPTIONS.

                  (a) Method of Exercise. An Option shall be exercised, in whole or in part, by written notice directed to the Chief Executive Officer of the Company, at the Company's principal place of business, which notice shall specify the Option which is being exercised, and the number of shares being purchased. The notice shall be accompanied


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by payment of the Option Price for the number of shares specified in the notice by the Participant or by his Beneficiary.

                  (b) Medium of Payment. The Option Price for shares purchased through the exercise of an Option shall be payable either in cash or in shares of Stock, as determined by the Board.

                  (c) Duration of Options. Subject to the provisions of Section 12 below, any Option granted under the Plan shall be exercisable at any time within 120 months of the date on which the Option is granted.

                  (d) Transferability of Options. All Options shall be nontransferable except, upon the Participant's death following a Triggering Event, by the Participant's will or by the laws of descent and distribution. During the Participant's lifetime, Options shall be exercisable only by the Participant.

                  (e) Other Terms. The Board of Directors shall have the power to determine such additional terms for the exercise of Options not inconsistent with the terms of the Plan as it deems appropriate.

                  (f) Delivery of Stock Certificate Upon Exercise. Upon each exercise of an Option, the Company shall mail or deliver to the Optionee, as promptly as practicable, a stock certificate or certificates representing the shares of Stock then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the



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Company shall not be obligated to deliver any such certificate or certificates upon exercise of an Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of an Option and the issuance of Option shares pursuant to such exercise will not violate the Securities Act of 1933, as amended (as then in effect or any similar statute then in effect), or the securities laws or any state applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.

                  Further, the Company (or a parent company or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Option or the payment of Stock pursuant to exercise of an Option. The obligation of the Company to issue and deliver shares pursuant to the exercise of an Option is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.


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         10.      LIMITATIONS ON NUMBER OF SHARES SUBJECT TO OPTIONS.

                  The number of shares of Stock that may be purchased pursuant to Options granted under the Plan shall not exceed 161,905 shares.

         11.      REGISTRATION.

                  The parties understand that the Stock is not registered pursuant to any Federal or State securities statutes, nor is it currently listed on any national, regional or local stock exchange. To the extent that the Stock is so registered or listed subsequent to the effective date of the Plan, all shares of Stock issued pursuant to the Plan shall be so registered and listed, regardless of whether such Stock is issued prior to or subsequent to the date of such registration or listing.

         12.      TERMINATION OF EMPLOYMENT.

                  (a) Prior to Full Distribution of an Award. If a Participant's Employment is terminated upon or following a Triggering Event which is a Change in Control (or following a Triggering Event which is an IPO and which is followed by a Change in Control), then he shall receive his Award regardless of whether or not he continues Employment following the Change in Control. But if a Participant is entitled to an Award following a Triggering Event which is an IPO (which is not followed by a Change in Control), then payment of the Cash Payment shall be conditioned upon his continued Employment through the date of payment, and the granting of any Option shall be conditioned upon his


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continued Employment through the date of grant; provided, however, that, if the termination of Employment is because of the Participant's Permanent and Total Disability, he shall receive his entire Award (on the dates set forth in Section
6) regardless of whether or not he is still employed by the Company or a Subsidiary; and further, provided, that, if the termination of Employment is because of a Participant's death prior to the full distribution of an Award, any Award due to the Participant shall be distributed (on the dates set forth in Section 6) to his Beneficiary. If there is no such surviving Beneficiary, Awards due with respect to the Participant shall be distributed to the Participant's estate. Notwithstanding anything else in the Plan to the contrary, any Option granted following a Participant's termination of Employment (which was prior to a date of grant) pursuant to this paragraph (a) shall not be exercisable for more than one year after the date of grant.

                  (b)      Following Distribution of an Award.

                  (i) For Reasons Other Than Death. If any Participant's Employment should terminate for any reason other than his death, at a time when one or more of his Options remains outstanding, then each such Option shall terminate on the earlier to occur of the date provided in the Option or the date that is (A) two months after the date of such termination of Employment, if such


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                           termination of Employment is for any reason other
                           than the Participant's Permanent and Total Disability or (B) one year after the date of such termination of Employment, if such termination of Employment is on account of the Participant's Permanent and Total Disability.

                  (ii) Participant's Death. If a Participant's Employment is terminated by reason of his death at a time when one or more of his Options remains outstanding, then each such Option shall be exercisable by the Participant's Beneficiary and shall terminate on the earlier of the date provided in the Option or one year after the date of his death.

                  (iii)    Notwithstanding the foregoing provisions of this
                           Section 12(b), but subject to the provisions of
                           Section 9(c), the Board, in its sole discretion, may extend the date upon which any Option may expire in the event of a Participant's termination of employment for any reason.

         13.      OPTION AGREEMENT.

                  Upon the grant of an Option hereunder, the Participant shall be required to sign an Agreement, in such form as shall be prescribed by the Board, reflecting the terms and conditions of


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the Option. Each such Option agreement shall refer to the Plan and shall give notice to the Participant that all the Options are subject to the terms and conditions of the Plan.

         14.  MISCELLANEOUS PROVISIONS.

                  (a) The Plan shall be governed by, and construed in accordance with, Delaware law.

                  (b) No Employee or other person shall have any claim or right to become a Participant in the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving to any Employee any right to remain employed.

                  (c) No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution.

                  (d) Payment of Cash Payments under the Plan are to be made in cash and shall be net of an amount sufficient to satisfy any Federal, state and/or local withholding or other employment tax requirements.

                  (e) Any Cash Payment under Section 6 shall be rounded to the nearest whole dollar. The per share exercise price for any Option under subsection 6(b) shall be rounded to the nearest whole cent. The number of shares issuable under any Option under subsection 6(b) shall be rounded to the nearest whole share.

                  (f) In the event that there is any change in the Stock of the Company through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Stock payable in such Stock or if there shall be a stock split, combination of shares or other changes in the Company's


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capital structure, the number of Share Units or Option shares allocated or available (or the types of shares which constitute Stock) under the Plan shall be proportionately adjusted by the Board to reflect any such change as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the Participant's rights under an Award. The issuance of Stock for consideration and the issuance of stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this paragraph shall require the issuance of any fractional Share Units.

                  (g) The Board shall have the right to terminate the Plan and to amend or suspend the Plan at any time; provided, however, that no such termination, amendment or suspension shall, without the consent of the respective Participants, operate to annul any Award that has been approved by the Board under the Plan; provided, further that the approval of the Company's stockholders will be required for any amendment that (i) changes the class of persons eligible for the grant of an Award, (ii) increases the maximum number of shares of Stock subject to Options under the Plan or (iii) materially increases the benefits accruing to Participants under the Plan, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

                  (h) the singular shall include the plural and vice versa, and the use of one gender shall be deemed to include the other whenever appropriate.


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                               EXECUTIVE RISK INC.

                              NONEMPLOYEE DIRECTORS

                                STOCK OPTION PLAN

































                                                              AS AMENDED THROUGH
                                                               FEBRUARY 18, 1997